Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated	Corporate Relations, Inc.

310-395-2215

jmills@icrinc.com

Cutera Reports First Quarter Ended March 31, 2006 Results

— Company Raises 2006 Revenue Guidance —

BRISBANE, Calif., May. 8 — Cutera, Inc. (Nasdaq: CUTR - News), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ended March 31, 2006. Key financial highlights are as follows:

First quarter 2006, compared with the same quarter in 2005:

•	Net revenue increased by 37% to $20.8 million; US revenue was up by 44%.

•	Recorded GAAP diluted EPS of $0.08, Non-GAAP (1) diluted EPS increased to $0.12

•	Cash generated from operations improved by 31% to $2.1 million.

“We are very pleased with the 37% year-over-year revenue growth and the improved earnings in our seasonally weaker first quarter of the year. We have made significant progress on the key initiatives we intend to accomplish in 2006,” said Kevin Connors, President and Chief Executive Officer. “During the first quarter ended March 31, 2006, we launched new Titan products designed to enhance visibility and improve the treatment speed for our customers; and expanded our direct sales force ahead of plan to harness the strong demand for aesthetic equipment,” said Mr. Connors.

Mr. Connors concluded, “Our financial position remains very strong with $95.5 million of cash and marketable investments and no debt, enabling us to make considerable investments in new product development and sales force expansion. We believe we will continue to take advantage of the long-term growth opportunities in the light-based aesthetic market and improve the financial leverage in our operating expenses.”

Updated 2006 Guidance

The following is management’s updated guidance including and excluding the impact of SFAS 123(R):

	Guidance
	GAAP (1)	Non-GAAP Pro-forma (1)	GAAP (1)	Non-GAAP Pro-forma (1)
	Three months ended 6/30/2006		Year Ended 12/31/2006
Revenue	$23,000	$23,000	$98,000	$98,000
Gross profit	$16,600	$16,800	$70,650	$71,500
Income from operations	$850	$1,800	$12,325	$16,800
Net income	$1,100	$1,760	$10,400	$13,560
Diluted EPS	$0.08	$0.12	$0.73	$0.95

(1) Non-GAAP pro-forma basis of presentation

Effective January 1, 2006, Cutera adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), which requires the company to begin recognizing compensation expense relating to share-based payment transactions in the Statement of Operations. To supplement Cutera’s condensed consolidated financial statements presented on a GAAP basis, Cutera provides non-GAAP financial information and forecasts of non-GAAP diluted earnings per share. Fiscal 2006 non-GAAP pro-forma, and fiscal 2005 GAAP results, include the effect of compensation expense related to discounted options and restricted stock units recognized under APB 25. Fiscal 2006 GAAP financials include the aforementioned expense plus the additional impact of stock-based compensation recognized under SFAS 123(R).

Cutera management believes that these non-GAAP measures provide the investment community, with a better understanding of how the results relate to our historical performance. A reconciliation of adjustments to GAAP results for the quarter ended March 31, 2006 is included in the table below. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that we provide also may differ from the non-GAAP information provided by other companies.

Conference Call

Cutera, Inc. will host a conference call on May 8, 2006, at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its first quarter ended March 31, 2006 results. The earnings call will be broadcast live over the internet hosted at the Investor Relations section of the company’s website at http://www.cutera.com and will be archived online within one hour of the completion of the conference call. In addition, you may dial 877-704-5379 to access that call. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback of this call will be available from 5:00 p.m. PDT on May 8, 2006, through 9:00 p.m. PDT on May 22, 2006 by calling 888-203-1112. International callers may call 719-457-0820. To access this playback, please enter pass code 3681584.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems to the professional aesthetic market. Since 1998, Cutera has been developing innovative, easy-to-use products that enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to offer safe, effective and non-invasive aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to continue to rapidly grow its business, its ability to successfully carry out key initiatives for 2006, including sales force expansion, introduction of new aesthetic solutions and product introductions, and broadening of its customer base, as well as Cutera’s financial guidance for the first quarter and fiscal year 2006, are forward-looking statements within the meaning of the Safe Harbor. Forward- Looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s first quarter ended March 31, 2006 financial performance, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Estimates for the second quarter and fiscal year 2006 financial performance are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its most recent 10-K and 10-Q as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

—Financial Tables Follow—

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$2,951	$5,260
Marketable investments	92,560	86,736
Accounts receivable, net	6,647	6,478
Inventory	6,684	5,245
Deferred tax asset	3,005	3,027
Other current assets	3,940	3,728

Total current assets	115,787	110,474

Property and equipment, net	965	1,015
Intangibles, net	434	469

Total assets	$117,186	$111,958

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$2,387	$1,352
Accrued liabilities	8,873	9,131
Deferred revenue	2,126	1,673

Total current liabilities	13,386	12,156

Deferred rent	1,178	1,096
Deferred revenue, net of current portion	1,668	1,469
Deferred tax liability	60	60

Total liabilities	16,292	14,781

Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	78,956	77,705
Deferred stock-based compensation	(774)	(2,171)
Retained earnings	22,850	21,743
Other comprehensive loss	(150)	(112)

Total stockholders’ equity	100,894	97,177

Total liabilities and stockholders’ equity	$117,186	$111,958

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2006	2005
	GAAP*	Non-GAAP Pro-forma*	GAAP*
Net revenue	$20,757	$20,757	$15,147
Cost of revenue(1)	5,811	5,668	4,014

Gross profit	14,946	15,089	11,133
Operating expenses:
Sales and marketing(1)	8,547	8,204	5,800
Research and development(1)	1,307	1,195	1,185
General and administrative(1)	4,374	4,117	2,312

Total operating expenses	14,228	13,516	9,297

Income from operations	718	1,573	1,836
Interest and other income, net	956	956	286

Income before income taxes	1,674	2,529	2,122
Provision for income taxes	(567)	(835)	(636)

Net income	$1,107	$1,694	$1,486

Net income per diluted share	$0.08	$0.12	$0.11

Weighted-average number of shares used in diluted net income per share calculations:	14,174	14,174	13,532

(1) Stock-based compensation* expense was attributable to the following categories:
Cost of revenue	$171	$28	$29
Sales and marketing	402	59	52
Research and development	159	47	104
General and administrative	354	97	241

Total amortization of stock-based compensation	$1,086	$231	$426

*	Fiscal 2006 non-GAAP pro-forma and fiscal 2005 results, include the effect of compensation expense related to discounted options and restricted stock units recognized under APB 25. Fiscal 2006 GAAP financials, include the aforementioned expense plus the impact of stock-based compensation recognized under SFAS 123(R).

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended March 31,
	2006	2005	Change
Revenue By Geography:
United States	$14,908	$10,379	44%
International	5,849	4,767	23%

	$20,757	$15,146	37%

Revenue By Product Category:
Products	$17,556	$12,660	39%
Product upgrades	1,136	1,594	-29%
Service	1,121	750	49%
Titan refills	944	142	565%

	$20,757	$15,146	37%

CUTERA, INC.

RECONCILIATION OF GAAP RESULTS

TO PRO-FORMA RESULTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	ACTUALS
	Three Months Ended 3/31/2006
	GAAP*	Adjustment		Non-GAAP Pro-forma*
Net revenue	$20,757	$—		$20,757
Cost of revenue	5,811	(143	)(a)	5,668

Gross profit	14,946	143		15,089
Operating expenses:
Sales and marketing	8,547	(343	)(a)	8,204
Research and development	1,307	(112	)(a)	1,195
General and administrative	4,374	(257	)(a)	4,117

Total operating expenses	14,228	(712)		13,516

Income from operations	718	855	(a)	1,573
Interest and other income, net	956	—		956

Income before income taxes	1,674	855		2,529
Provision for income taxes	(567)	(268	)(b)	(835)

Net income	$1,107	$587		$1,694

Net income per diluted share	$0.08	$0.04		$0.12

Weighted-average number of shares used in diluted per share calculations:	14,174			14,174

	GUIDANCE				GUIDANCE
	Three Months Ended 6/30/2006				Year Ended 12/31/2006
	GAAP*	Adjustment		Non-GAAP Pro-forma*	GAAP*	Adjustment		Non-GAAP Pro-forma*
Revenue	$23,000	$—		$23,000	$98,000	$—		$98,000

Gross profit	16,600	200	(a)	16,800	70,650	850		71,500

Income from operations	850	950	(a)	1,800	12,325	4,475		16,800

		950	(a)			4,475	(a)
Net Income	$1,100	$(290	)(b)	$1,760	$10,400	$(1,315	)(b)	$13,560

Net income per diluted share	$0.08	$0.04		$0.12	$0.73	$0.22		$0.95

(a)-	Stock-based compensation charges resulting from adopting SFAS 123(R) with effect from January 1, 2006.
(b)-	Reduced tax benefit related to the stock-based compensation charges resulting from adopting SFAS 123(R) with effect from January 1, 2006.
*	Non-GAAP pro-forma includes the effect of compensation expense related to discounted options and restricted stock units recognized under APB 25. GAAP financials include the aforementioned expense plus the impact of stock-based compensation recognized under SFAS 123(R).

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net income	$1,107	$1,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	199	161
Change in allowance for doubtful accounts	83	(39)
Provision for excess and obsolete inventory	—	250
Change in deferred tax asset/liability	22	2
Stock-based compensation	1,086	426
Tax benefit from stock option exercises	1,006	553
Excess tax benefit from share-based compensation expenses	(999)	—
Changes in assets and liabilities:
Accounts receivable	(252)	757
Inventory	(1,439)	(989)
Other current assets	(212)	(232)
Accounts payable	1,035	(228)
Accrued liabilities	(258)	(659)
Deferred rent	82	112
Deferred revenue	652	15

Net cash provided by operating activities	2,112	1,615

Cash flows from investing activities:
Acquisition of property and equipment	(114)	(130)
Proceeds from sales of marketable investments	439	3,950
Proceeds from maturities of marketable investments	18,688	1,010
Purchase of marketable investments, net	(24,989)	(4,620)

Net cash (used in) provide by investing activities	(5,976)	210

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	556	1,367
Excess tax benefit from share-based compensation expenses	999	—

Net cash provided by financing activities	1,555	1,367

Net (decrease) increase in cash and cash equivalents	(2,309)	3,192
Cash and cash equivalents at beginning of year	5,260	7,070

Cash and cash equivalents at end of year	$2,951	$10,262

Supplemental and non-cash disclosure of cash flow information:
Change in deferred stock-based compensation, net of terminations	$(1,255)	$63